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                       SECURITIES AND EXCHANGE COMMISSION

                             Washington, D.C. 20549

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                                    FORM 8-K

                                 CURRENT REPORT

                         PURSUANT TO SECTION 13 OR 15(d)
                     OF THE SECURITIES EXCHANGE ACT OF 1934

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       Date of Report (Date of earliest event reported): OCTOBER 16, 1998
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                           CREATIVE BIOMOLECULES, INC.
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             (Exact name of registrant as specified in its charter)


   DELAWARE                          0-19910                  94-2786743
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(State or other                   (Commission              (IRS Employer
jurisdiction of                   File Number)             Identification No.)
incorporation)


                 45 SOUTH STREET, HOPKINTON, MASSACHUSETTS 01748
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               (Address of principal executive offices) (Zip Code)


Registrant's telephone number, including area code: (508) 782-1100
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ITEM 5.  OTHER EVENTS.

     On October 16, 1998, the Registrant publicly disseminated a press release announcing the sale of its OP-1 manufacturing rights and facilities to Stryker Corporation, the Registrant's partner in orthopaedic and dental reconstruction. The transaction preserves the Registrant's future income stream from OP-1 based orthopaedic and dental reconstruction products by providing the Registrant with increased royalties in lieu of the manufacturing profits anticipated under the prior agreement. This sale also significantly enhances the Registrant's near term cash flow through the expected receipt of approximately $20 million for the manufacturing assets and the elimination of manufacturing-related expenses and capital investments. After this transaction, the Registrant will have approximately $55 million in cash. This transaction, which is the culmination of discussions the Registrant initiated with Stryker Corporation earlier this year, is expected to close later this year.

ITEM 7.  FINANCIAL STATEMENTS AND EXHIBITS.

(c)  Exhibits.

     99.1  The Registrant's Press Release dated October 16, 1998.



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                                   SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                             Creative Biomolecules, Inc.
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                                             (Registrant)



Date: October 21, 1998                       /s/ Wayne E. Mayhew III
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                                             Wayne E. Mayhew III
                                             Vice President, Chief Financial
                                             Officer, Treasurer and Secretary